UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 12, 2021

Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2021, the Company reported that Jason Richey resigned from the position of President and Chief Operating Officer of the Company. As previously reported, Mr. Richey will remain with the Company through May 31, 2021 to assist in the transition.

As part of his separation, Mr. Richey entered into a Separation Agreement with the Company effective as of May 4, 2021 (the "Separation Date"). The Company will pay Mr. Richey monthly payments in equal installments of forty-seven thousand nine hundred and seventeen ($47,917) less applicable withholding for a period of twelve (12) months following the separation Date. In addition, 6,790 of Mr. Richey’s outstanding restricted stock units (RSUs) will become incrementally vested on an accelerated basis pursuant to the Separation Agreement. Any equity awards that are not vested as of May 31, 2021 will be effectively terminated.

Item 7.01.	Regulation FD Disclosure

A copy of Company’s press release issued May 5, 2021, is furnished herewith as Exhibit 10.2 and is attached hereto and incorporated by reference herein.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement by and between Cutera, Inc. and Jason Richey.
10.2	Press Release of Cutera, Inc. (filed as Exhibit 10.1 to its Current Report on Form 8-K filed on May 5, 2021 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: May 12, 2021	/s/ ROHAN SETH
Rohan Seth
Chief Financial Officer